Exhibit 99.1

JLL Income Property Trust
Fully Subscribes $105 Million DST Program

Chicago (April 29, 2025) – JLL Income Property Trust, an institutionally managed, daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with approximately $6.5 billion in portfolio equity and debt investments, announced today that it has fully subscribed JLLX Diversified VII. The $105 million DST program was structured as two Delaware Statutory Trusts designed to provide 1031 exchange investors the opportunity to reinvest proceeds from the sale of appreciated real estate while also deferring taxes.

JLLX Diversified VII consisted of an institutional-quality, 199-unit multifamily residential community in Trumbull, CT and a Class A, 211,000 square foot industrial warehouse facility in Chandler, AZ.

“We are pleased to have fully subscribed JLLX Diversified VII,” said Drew Dornbusch, Head of JLL Exchange. “We continue to see strong demand from 1031 exchange investors and their advisors who are seeking estate planning solutions which can facilitate the transfer of generational wealth, while mitigating the significant tax consequences associated with the sale of appreciated investment real estate.”

“The residential and industrial sectors continue to show strong fundamentals, as rental growth trends remain resilient,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “JLLX Diversified VII provided investors access to these high-conviction property sectors in an investment solution designed to allow investors to maintain their real estate exposure while enjoying a range of tax and estate planning benefits.”

Since its inception in 2019, JLL Exchange has attracted more than $1.7 billion across 26 DST offerings from property owners seeking to maintain a meaningful allocation to real estate in a tax efficient manner. JLL Income Property Trust has completed 14 full cycle UPREIT transactions totaling $960 million to date.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that brings to investors a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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JLL Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare, office and debt investments throughout the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management | Investing Today. For Tomorrow.
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages $88.8 billion of assets in private and public real estate equity and debt investments as of Q3 2024. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments.

Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Alissa Schachter
LaSalle Investment Management
Telephone: +1 312 339 0625
Email: Alissa.schachter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com